UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 12, 2021

SC Health Corporation
(Exact name of registrant as specified in its charter)

Cayman Islands	001-38972	N/A
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

108 Robinson Road #10-00 Singapore	068900
(Address of principal executive offices)	(Zip Code)

+65 6438 1080
(Registrant’s telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Units, each consisting of one Class A ordinary share, $0.0001 par value, and one half of one warrant	SCPE.U	New York Stock Exchange LLC
Class A ordinary shares, par value $0.0001 per share	SCPE	New York Stock Exchange LLC
Warrants, each whole warrant exercisable for one Class A ordinary share at an exercise price of $11.50 per share	SCPE WS	New York Stock Exchange LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07.	Submission of Matters to a Vote of Security Holders.

At the Extraordinary General Meeting (the “Extraordinary General Meeting”) of SC Health Corporation, a Cayman Islands exempted company (the “Company”), which was held on January 12, 2021, holders of 17,132,973 of the Company’s ordinary shares, which represents approximately 75.10% of the ordinary shares issued and outstanding and entitled to vote as of the record date of December 21, 2020, were represented in person or by proxy.

At the Extraordinary General Meeting, the shareholders approved a special resolution (the “Extension Proposal”) to amend the Company’s amended and restated memorandum and articles of association (the “Articles) to extend the date, from January 16, 2021 to April 16, 2021, by which the Company must either (a) consummate a merger, share exchange, asset acquisition, share purchase, reorganization or similar business combination with one or more businesses or entities or (b) (i) cease all operations except for the purpose of winding up; (ii) as promptly as reasonably possible but not more than ten business days thereafter, redeem all of the Company’s Class A ordinary shares included as part of the units sold in the Company’s initial public offering that was consummated on July 16, 2019; and (iii) as promptly as reasonably possible following such redemption, subject to the approval of the Company’s remaining members and the Company’s board of directors, liquidate and dissolve, subject in the case of (ii) and (iii), to its obligations under Cayman Islands law to provide for claims of creditors and in all cases subject to the other requirements of applicable law.

Approval of Proposal 1—Extension Proposal

Votes For	Votes Against	Abstentions	Broker Non-Votes
17,131,273	1,700	0	0

In connection with the vote to approve the Extension Proposal, no holders of Class A ordinary shares exercised their right to redeem their shares for cash, and no holders of public warrants exercised their right to require the sponsor of the Company to repurchase or cause one of its affiliates to repurchase their public warrants for cash. As such, the balance in the Company’s trust account is approximately $174.54 million.

Under Cayman Islands law, the amendment to the Articles took effect upon approval of the Extension Proposal. Accordingly, the Company now has until April 16, 2021 to consummate its initial business combination. The approval of the Extension Proposal will provide an opportunity for the Company’s shareholders to evaluate the Company’s proposed business combination with a next generation technology developer (the “Target”). The Company announced on January 5, 2021 that the Company and the Target have executed a non-binding letter of intent.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SC Health Corporation
Date: January 12, 2021	By:	/s/ AJ Coloma
	Name:	AJ Coloma
	Title:	Chief Executive Officer